                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  Confidential, for Use of the
                                                    Commission Only (As permitted by Rule
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CROWN AMERICAN REALTY TRUST
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--APRIL 30, 1997

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Crown American Realty Trust (the "Company") will be held at the Holiday Inn, 250 Market Street, Johnstown, Pennsylvania on Wednesday, April 30, 1997 at 10:00 a.m. (local time), for the purpose of considering and acting upon the following:

          (1) The election of two persons to serve as Trustees for a three year term expiring at the Annual Meeting of Shareholders in 2000; and

          (2) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on March 17, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting, or any adjournments thereof, and only shareholders of record on such date are entitled to receive notice of and to vote at said meeting.

     You will find enclosed a proxy card which must be completed and returned in order to vote all Common Shares of Beneficial Interest which you hold. The Company's 1996 Annual Report to Shareholders is also enclosed.

                                        By Order of the Board of Trustees,

                                             Ronald P. Rusinak
                                             Vice President, General
                                               Counsel and Secretary
Johnstown, Pennsylvania
March 31, 1997

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 30, 1997

                                    GENERAL

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Trustees of Crown American Realty Trust (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (local time) on April 30, 1997 at the Holiday Inn, 250 Market Street, Johnstown, Pennsylvania or at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     As of the close of business on March 17, 1997, the Company had outstanding 27,631,195 Common Shares of Beneficial Interest ("Common Shares"). This proxy statement and the proxy in the accompanying form are being mailed on or about March 31, 1997 to shareholders of record as of the close of business on March 17, 1997.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1996, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                                     VOTING

     Shareholders of record as of the close of business on March 17, 1997 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A plurality of all the votes cast shall be sufficient to elect a Trustee. A majority of the votes cast shall be sufficient to approve any other matter which may come before the meeting unless more than a majority of the votes cast is required by statute or by the Company's Declaration of Trust.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

MANAGEMENT

     The Company conducts all of its business activities through Crown American Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and Crown American Financing Partnership, a Delaware general partnership (the "Financing Partnership"). The Company does not have any employees other than its officers. For purposes of this Proxy Statement, employees and officers of the Operating Partnership are treated as employees of the Company.

     The Trustees, chief executive officer, four other most highly compensated executive officers who were serving as executive officers as of December 31, 1996, and all Trustees and executive officers of the Company as a group beneficially owned as of the Record Date the number of Common Shares set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each Trustee and executive officer has sole voting power and sole dispositive power with respect to the shares shown.

                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL         PERCENT
                              NAME                             OWNERSHIP           OF CLASS
        ------------------------------------------------   -----------------       --------
        Frank J. Pasquerilla                                   2,616,338(1)          9.34%
        Mark E. Pasquerilla                                       72,749(2)             *
        Clifford A. Barton                                        10,268(3)             *
        Donald F. Mazziotti                                        3,500(3)(4)          *
        Margaret T. Monaco                                         5,500(3)             *
        Zachary L. Solomon                                        10,000(3)             *
        Nicholas O. Antonazzo                                     11,230(5)             *
        John M. Kriak                                             17,441(6)             *
        Thomas Stephenson                                          3,498(7)             *
        All Trustees and executive officers as a group
          (9 persons)                                          2,750,524(8)          9.83%

---------
* Less than 1%

(1) Includes 608,425 Common Shares held of record by Frank J. Pasquerilla, 194,153 Common Shares held of record by Mr. Pasquerilla's wife, 1,790 Common Shares allocated under the Crown American Properties, L.P. Key Executive Plan and 4,366 Common Shares allocated under the Crown American Associates Key Executive Plan. Also includes 1,807,604 Common Shares reported as beneficially owned by Crown Investments Trust ("Crown Investments"), a Delaware business trust the entire beneficial interest of which is owned by Crown Delaware Holding Corporation, a Delaware corporation ("Crown Delaware"). All the outstanding capital stock of Crown Delaware is owned by Crown Holding Company, a Pennsylvania corporation ("Crown Holding"). All of the voting common stock of Crown Holding is owned by Frank J. Pasquerilla or members of his immediate family. The percent of class was determined by dividing the number of Common Shares beneficially owned by the number of Common Shares outstanding, treating the Common Shares which may be acquired by Crown Investments as outstanding (see footnote 1 to the table under the caption "Other Beneficial Owners").

(2) Includes 4,975 Common Shares held of record by Mark E. Pasquerilla individually and 66,933 Common Shares held of record by Marenrico Partnership, a general partnership consisting of Mark E. Pasquerilla and Leah Pasquerilla, his sister, as to which Common Shares he shares voting and dispositive power. Also includes 841 Common Shares allocated under the Crown American Properties, L.P. Key Executive Plan. Does not include 1,807,604 Common Shares reported as beneficially owned by Crown Investments. Such shares are included in the reported holdings of Frank J. Pasquerilla, who is the father of Mark E. Pasquerilla.

(3) Includes 2,500 shares which may be acquired upon the exercise of outstanding stock options. Options to acquire 500 Common Shares were granted on each of August 17, 1993, December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, which options are currently exercisable. The percent of class was determined by dividing the number of shares owned by the number of shares outstanding, in each case treating the shares which may be acquired upon exercise of outstanding stock options as outstanding as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(4) Includes 1,000 shares held by Delta Development Group, Inc., a Pennsylvania corporation in which Mr. Mazziotti holds a 50% interest, with respect to which Mr. Mazziotti shares voting and dispositive power.

(5) Includes 1,542 Common Shares held jointly by Mr. Antonazzo and his wife, with whom he shares voting and dispositive power. Also includes 9,688 Common Shares allocated under the Crown American Properties, L.P. Key Executive Plan.

(6) Includes 1,441 Common Shares allocated under the Crown American Properties, L.P. Key Executive Plan.

(7) Includes 2,394 Common Shares held by Mr. Stephenson and his wife as trustees for a family trust. Mr. Stephenson and his wife share voting and dispositive power. Also includes 1,104 Common Shares allocated under the Crown American Properties, L.P. Key Executive Plan.

(8) Includes 1,807,604 Common Shares reported as beneficially owned by Crown Investments which are included in the reported holdings of Frank J. Pasquerilla. Also includes 10,000 shares which may be acquired upon the exercise of outstanding stock options as described above. The percent of class was determined by dividing the number of Common Shares beneficially owned by the number of Common Shares outstanding, treating as outstanding the Common Shares which may be acquired by Crown Investments (see footnote 1 to the table under the caption "Other Beneficial Owners") or by trustees upon exercise of outstanding stock options.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares as of the Record Date:

                                                           AMOUNT AND NATURE
                      NAME AND ADDRESS OF                    OF BENEFICIAL         PERCENT
                        BENEFICIAL OWNER                       OWNERSHIP           OF CLASS
        ------------------------------------------------   -----------------       --------
        Crown Investments Trust                                1,807,604(1)          6.46%
          Pasquerilla Plaza
          Johnstown, PA 15901

        The Prudential Insurance                               1,557,083(2)          5.66%
        Company of America
          Prudential Plaza
          Newark, NJ 07102-3777

---------

(1) Includes 1,450,050 Common Shares (or 5.18% of the outstanding shares) currently held by Crown Investments and 357,554 Common Shares that Crown Investments has the right to acquire. Crown Investments presently owns 9,438,959 partnership units in the Operating Partnership. Pursuant to the Operating Partnership's partnership agreement, Crown Investments has the right to require the Operating Partnership to redeem part or all of Crown Investments' partnership units for a price equal to the equivalent value of the Common Shares (on a one-for-one basis). The obligation to redeem Crown Investments' partnership units may be assumed by the Company and such redemption can then be made for, at the Company's election, either Common Shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with Common Shares to the extent that it would result in Crown Investments beneficially or constructively owning more than 9.8% of the outstanding Common Shares. Conversely, Crown Investments may require the Company to assume the obligation to pay for such redemption with Common Shares to the extent that Crown Investments owns less than 9.8% of the outstanding Common Shares. The redemption right may be exercised by Crown Investments from time to time (although only once during any calendar year), in whole or in part, subject to the limitations that (i) the redemption right may not be exercised prior to the third anniversary of the consummation of the initial public offering of the Common Shares (except that Crown Investments may require the Company to redeem a portion of its partnership interest prior to such third anniversary in exchange for Common Shares but only to the extent that Crown Investments owns beneficially or constructively less than 9.8% of the Company's outstanding Common Shares) and (ii) in any calendar year the redemption right may be exercised only with respect to 20% of (a) the partnership units in the Operating Partnership held by Crown Investments immediately after the initial public offering of the Common Shares plus (b) the partnership units, if any, issued to Crown Investments in connection with the acquisition of certain properties from Crown Investments. For purposes of the 9.8% ownership limitation, Crown Investments is deemed to own Common Shares held by certain affiliates and related parties; as of December 31, 1996, Crown Investments believes it would be deemed to own 680,333 additional Common Shares for these purposes. Crown Investments has sole voting power and sole investment power over all Common Shares owned by it. The percent of class was determined by dividing the number of Common Shares beneficially owned by the number of Common Shares outstanding, treating the Common Shares which may be acquired by Crown Investments as outstanding.

(2) According to Schedule 13G dated February 6, 1997, The Prudential Insurance Company of America ("Prudential") holds such Common Shares for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. As such, Prudential may have direct or indirect voting and/or investment discretion over the shares.

                              ELECTION OF TRUSTEES
NOMINEES

     Two trustees will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 2000 and until their successors are duly elected and qualified. The Board of Trustees has approved the nominations of Frank J. Pasquerilla and Zachary L. Solomon and recommends a vote for their election. Each of the nominees has consented to be named as a nominee and to serve if elected.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Trustees will be voted FOR the election of the two nominees. In the event that at the date of the Annual Meeting either of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominee and such substitute nominee as shall be designated by the Board.

     The Board of Trustees established a Nominating Committee in September 1993 consisting of Frank J. Pasquerilla, Mark E. Pasquerilla and Donald F. Mazziotti. Such committee, however, did not meet in 1996; instead, the entire Board of Trustees voted to approve the nominations of Messrs. Pasquerilla and Solomon.

     The Company's Bylaws provide that nominations for the election of Trustees at a meeting of shareholders may be made only by the Board or a shareholder of record entitled to vote in the election of the Trustees to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. Generally, in the case of an annual meeting, the written notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Bylaws. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information about the nominees, each of whom is presently a member of the Board of Trustees, and about the other Trustees whose terms of office will continue after the Annual Meeting is set forth in the table below.

                            TRUSTEE                     PRINCIPAL OCCUPATION OR
          NAME               SINCE                  EMPLOYMENT, DIRECTORSHIPS; AGE
-------------------------   -------    ---------------------------------------------------------
Nominees for a term expiring in 2000:
Frank J. Pasquerilla          1993     Chairman and Chief Executive Officer of the Company since
                                       August 1993; Chairman and Chief Executive Officer of
                                       Crown Holding Company and various of its subsidiaries
                                       (Crown Holding Company is a holding company for various
                                       Pasquerilla family interests including the entity
                                       formerly known as Crown American Corporation), Crown
                                       American Properties, L.P., Crown American Financing
                                       Partnership and Crown Delaware Holding Company since
                                       prior to 1992; Director of USBANCORP, Inc.; Age 70

Zachary L. Solomon            1993     President and Chief Executive Officer of Associated
                                       Merchandising Corporation (private label developer and
                                       sourcer) since prior to 1992; Director of Brooklyn
                                       College; Age 62

Continuing Trustees with a term expiring in 1998:
John M. Kriak                 1995     Executive Vice President and Chief Financial Officer of
                                       the Company since May 1995 and Executive Vice President
                                       of Crown Holding Company and various of its subsidiaries
                                       since May 1993; Chief Operating Officer of Crown American
                                       Associates from May 1993 to May 1995; Vice President,
                                       Secretary, Treasurer and Chief Financial Officer of The
                                       Penn Traffic Company (supermarkets, general merchandise
                                       and food processing) from prior to 1992 to May 1993;
                                       Advisory Board Member of U.S. Bank; Age 49

Donald F. Mazziotti           1993     Chairman of Delta Development Group, Inc. (government
                                       relations, economic planning and management consulting)
                                       since December 1994; President of Delta Development
                                       Group, Inc. from prior to 1992 to 1994; Age 51

Continuing Trustees with a term expiring in 1999:
Mark E. Pasquerilla           1993     President of the Company since August 1993; President of
                                       Crown Holding Company and various of its subsidiaries
                                       since prior to 1992; Age 37

Clifford A. Barton            1993     Retired since January 1994; Chairman, President and Chief
                                       Executive Officer of USBANCORP, Inc. (bank holding
                                       company) from prior to 1992 to January 1994; Director of
                                       USBANCORP, Inc., U.S. National Bank of Johnstown, Three
                                       Rivers Bank & Trust Co., Community BANCORP, Inc. Community
                                       Savings Bank and USBANCORP Trust Co.; Age 68

Margaret T. Monaco          1993       President of Probus Advisors (management and financial
                                       consulting) since July 1993; Vice President and Treasurer
                                       of The Limited, Inc. (specialty clothing retailer) from
                                       prior to 1992 to June 1993; Director of Pipeliner
                                       Systems, Inc., Cooker Restaurant Corp. and Barnes &
                                       Noble, Inc.; Age 49

VOTE REQUIRED

     Only affirmative votes are counted in the election of Trustees. The two nominees for election as Trustees at the Annual Meeting who receive the highest number of votes cast for the election of Trustees by the holders of the Company's Common Shares present in person or voting by proxy, a quorum being present, will be elected as Trustees.

COMMITTEES OF BOARD OF TRUSTEES

     The principal committees of the Board of Trustees are the Executive Committee, the Audit Committee and the Compensation Committee.

     The members of the Executive Committee are Frank J. Pasquerilla, Mark E. Pasquerilla and John M. Kriak. The Executive Committee is authorized to exercise all the powers of the Board of Trustees in the conduct of the business of the Company during the time when the Board of Trustees is not in session, except that the Executive Committee cannot declare dividends or other distributions, elect Trustees, issue shares of the Company, recommend action to the shareholders, amend the Bylaws or approve any merger or share exchange which does not require shareholder approval. The Executive Committee did not meet in 1996 because such committee and management of the Company favor participation by all Trustees whenever possible.

     The Audit Committee consists of Mr. Barton, Mr. Solomon and Ms. Monaco. The responsibilities of the Audit Committee include, but are not limited to, making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1996.

     The Compensation Committee currently consists of Ms. Monaco and Messrs. Barton and Solomon. Mr. Mazziotti had also been a member prior to the Board of Trustees' annual meeting in April, 1996. The Compensation Committee consists only of independent Trustees and its responsibilities include determining compensation of the Company's executive officers and administering the Company's option plans, the Key Executive Bonus Plan and the Retirement Savings Plan. The Compensation Committee held five meetings in 1996.

     The Board of Trustees met four times in 1996 and also held two special meetings. All of the Trustees attended at least 75% of the aggregate of all meetings of the Board of Trustees and the committees on which they served during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The present members of the Compensation Committee were the members of the Compensation Committee during 1996, except for Mr. Mazziotti, who is no longer a member but was so for a portion of 1996. See "Committees of Board of Trustees" above. An entity of which Mr. Mazziotti is a principal and part-owner received fees for consulting services from the Company in 1996. See "Certain Relationships and Related Transactions--Payments to Delta Development Group, Inc." below.

COMPENSATION OF TRUSTEES

     Trustees who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Trustees or meetings of Committees of the Board. Trustees who are not employees of the Company receive an annual fee of $18,000, a meeting fee of $1,000 for each Board or Committee meeting attended and reimbursement of expenses incurred in attending meetings. Trustees do not receive compensation for meetings by means of conference telephone or similar communications equipment.

     Prior to the initial public offering of the Common Shares of the Company (the "Public Offering"), the shareholders of the Company approved the 1993 Crown American Realty Trustees' Option Plan (the

"Trustees' Plan"). Pursuant to the Trustees' Plan, each non-employee Trustee of the Company automatically receives an annual grant of options to purchase 500 Common Shares having an exercise price equal to 100% of the fair market value of the Shares at the date of grant of such option. Accordingly, on December 31, 1996 each of the non-employee Trustees listed above was granted options to purchase 500 Common Shares at an exercise price of $7.50 per share. It is the Company's current policy to grant to each new non-employee Trustee, upon joining the Board of Trustees, an initial grant of options to purchase 500 Shares having an exercise price equal to 100% of the fair market value of the Shares as of such date. To date, all options granted to Trustees have been exercisable immediately upon grant, but none has been so exercised as of the date hereof. As of the Record Date, the price of a Common Share was $7.75.

     The terms of each option are contained in an Option Agreement, signed by the optionee, that includes such terms and conditions, consistent with the Trustees' Plan and Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the Compensation Committee determines necessary or advisable. Currently, the Option Agreements provide that options are fully exercisable as of the date of the grant and terminate five years thereafter.

     The Board of Trustees may amend, suspend or terminate the Trustees' Plan at any time, in its sole discretion; provided, however, that the Board of Trustees may not amend the Trustees' Plan without approval of the shareholders of the Company if such approval is required by Rule 16b-3.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's Trustees, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, Trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     The Company believes that all such filing requirements applicable to its officers and Trustees were complied with in 1996 except for the following: (i) late filing by Terry Stevens, an officer of the Company, in June 1996 reporting a purchase of 13 shares pursuant to the Company's dividend reinvestment plan that occurred in March 1996; (ii) late filing by George Lulos, an officer of the Company, on August 30, 1997 reporting the beneficial ownership of 22 shares on a Form 3 that was due on August 17, 1996; (iii) late filing by Thomas Stephenson, an officer of the Company, in August 1996 reporting a purchase of an aggregate of 114 shares pursuant to the Company's dividend reinvestment plan that occurred in March and June 1996; and (iv) late filing by Mark Parseghian, an officer of the Company, in January 1997 reporting a purchase of an aggregate of 17 shares in November and December 1996.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for 1996 of the Chief Executive Officer of the Company and those persons who were, as of December 31, 1996, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                             ANNUAL COMPENSATION           -------------
                                        ------------------------------     STOCK OPTIONS        ALL OTHER
      NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS(1)      (SHARES)(2)      COMPENSATION(3)
--------------------------------------------     --------     --------     -------------     ---------------
FRANK J. PASQUERILLA                    1996     $450,000     $     0                            $11,536
  Chairman of the Board of Trustees     1995      450,000           0                             12,120
  and Chief Executive Officer           1994      450,000      45,000                             12,085

MARK E. PASQUERILLA                     1996      243,360           0                              6,615
  Trustee and President                 1995      243,360           0                              6,871
                                        1994      232,875      35,100           6,135

JOHN M. KRIAK(4)                        1996      192,000           0         120,000
  Trustee, Executive Vice President     1995      127,167           0         120,000(7)           5,944
  and Chief Financial Officer

NICHOLAS O. ANTONAZZO(5)                1996      192,409           0         120,000             27,916
  Executive Vice President              1995      192,409           0          20,000(7)          10,287
  of Real Estate                        1994      178,148      30,000         100,000(7)           9,757

THOMAS STEPHENSON(6)                    1996      192,700           0         120,000              8,489
  Executive Vice President              1995      192,700           0               0              8,945
  of Asset Management                   1994      131,042      27,750         120,000(7)               0

---------

(1) Bonus awards established under the Company's Key Executive Capital Incentive Plan were not paid in 1996, 1995 or 1994. The above bonus figures reflect cash bonuses paid in recognition of the successful completion of a significant business transaction during fiscal year 1994.

(2) Neither Frank J. Pasquerilla nor Mark E. Pasquerilla currently participates in the Crown American Realty Option Plan.

(3) The amount shown represents the Company's contribution to its Retirement Savings Plan on behalf of the named executive, except that the 1996 amount listed for Mr. Antonazzo includes $18,000 of deferred compensation.

(4) Mr. Kriak became the Executive Vice President and Chief Financial Officer of the Company on May 3, 1995. On an annualized basis for 1995, Mr. Kriak's salary was $192,000.

(5) Mr. Antonazzo has been an Executive Vice President of the Company since prior to 1991.

(6) Mr. Stephenson was hired in April 1994. On an annualized basis for 1994, his salary was $185,000. From prior to 1992 until joining the Company Mr. Stephenson was Senior Vice President of Operations for the Hahn Co., a shopping center developer.

(7) These options were canceled on January 3, 1996. See "10-Year Option Repricings" table and "Report of the Compensation Committee of the Board of Trustees" below.

OPTION GRANTS TABLE

     The following table sets forth as to three of the persons named in the Summary Compensation Table information with respect to stock options granted during 1996 under the 1993 Crown American Realty Option

Plan (the "Option Plan"). Neither Frank J. Pasquerilla, Chairman and Chief Executive Officer, nor Mark E. Pasquerilla, President, currently participates in the Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            NUMBER OF                         EXERCISE
                                           SECURITIES     PERCENT OF TOTAL       OR
                                           UNDERLYING     OPTIONS GRANTED       BASE                     GRANT DATE
                                             OPTIONS        TO EMPLOYEES        PRICE      EXPIRATION      PRESENT
      NAME AND PRINCIPAL POSITION          GRANTED(1)      IN FISCAL YEAR     PER SHARE     DATE(2)       VALUE(3)
----------------------------------------   -----------    ----------------    ---------    ----------    -----------
JOHN M. KRIAK                                120,000            11.30%          $8.00         1/3/07       $64,800
Executive Vice President and Chief
  Financial Officer

NICHOLAS O. ANTONAZZO                        120,000            11.30%          $8.00         1/3/07       $64,800
Executive Vice President of Real Estate

THOMAS STEPHENSON                            120,000            11.30%          $8.00         1/3/07       $64,800
Executive Vice President of Asset
  Management

---------

(1) The above option grants were made on January 3, 1996. The options granted under the Option Plan are exercisable to the extent of 20% of the aggregate shares subject to the option on each of the second, third, fourth, fifth and sixth anniversaries of the date of the option grant. As noted in the table below, these options were granted in place of certain options that were canceled on January 3, 1996.

(2) Options granted under the Option Plan shall terminate and become null and void if they are not exercised within five years of becoming vested. Consequently under the vesting schedule described in footnote (1), 20% of the option grant would expire on the grant date of each of the following years: 2003, 2004, 2005, 2006 and 2007.

(3) Based on the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price at the time of exercise over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model were calculated based on the following assumptions:

(a) Grant Price:                 $8.00
(b) Exercise date:               On the date of expiration
(c) Risk-Free Interest Rate:      6.55%
(d) Volatility:                  23.00%

OPTION EXERCISES IN 1996 AND 1996 YEAR-END VALUES

     The following table sets forth as to three of the persons named in the Summary Compensation Table information with respect to (i) the stock options exercised during 1996, (ii) the net value realized upon such exercises, (iii) the number of shares covered by unexercised stock options held at December 31, 1996 and (iv) the value of such unexercised options at December 31, 1996. Neither Frank J. Pasquerilla, Chairman and Chief Executive Officer, nor Mark E. Pasquerilla, President, currently participates in the Option Plan.

    AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                                           VALUE OF
                                                                                         UNEXERCISED
                                                                      NUMBER OF          IN-THE-MONEY
                                                                     UNEXERCISED          OPTIONS AT
                                                                     OPTIONS AT          DECEMBER 31,
                                                                  DECEMBER 31, 1996        1996(1):
                                       SHARES                     -----------------     --------------
                                     ACQUIRED ON      VALUE         EXERCISABLE/         EXERCISABLE/
   NAME AND PRINCIPAL POSITION        EXERCISE       REALIZED       UNEXERCISABLE       UNEXERCISABLE
---------------------------------    -----------     --------     -----------------     --------------
JOHN M. KRIAK                             0             $0            0/120,000             $ 0/$0
  Executive Vice President, Chief
  Executive Officer and Trustee

NICHOLAS O. ANTONAZZO                     0             $0            0/120,000             $ 0/$0
  Executive Vice President of
  Real Estate

THOMAS STEPHENSON                         0             $0            0/120,000             $ 0/$0
  Executive Vice President of
  Asset Management

---------

(1) On January 3, 1996, the options granted to executives prior to October 31, 1995 were canceled by the Company. New options were issued at the closing price on January 3, 1996 to assure that the Option Plan remains a viable incentive to drive performance of the management team.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on Page 13 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     The Compensation Committee of the Board of Trustees of Crown American Realty Trust (the "Company") is responsible for setting and administering the Company's executive compensation programs. The philosophy of the Company is to ensure that executive compensation is designed to provide competitive levels of compensation that are consistent with the Company's annual and long term business performance goals. The Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other REITs similar to the Company and job experience and performance of such officers.

     The Company's compensation program is designed to enhance the Company's ability to attract and retain highly qualified individuals while providing financial motivation necessary to achieve targeted Company performance.

BASE SALARY

     The Base Salary program is designed to provide salary opportunities which are competitive with a community of competitor companies, as well as to reward individual contributions through performance driven salary growth. In the first quarter of 1996, the Committee reviewed the base salary amounts for the Company's top executive group. The salaries were evaluated using the National Association of Real Estate Investment Trusts 1995 Company Executive Compensation Survey. According to the survey data, base salaries of the Company's top executives are competitive compared to the median survey base salary figures for the Company's industry.

     For salary planning purposes, a merit percentage guideline is established by the Company annually. The merit percentage guideline is applied toward each exempt employee's base salary in consideration of the individual's performance, job responsibility, company internal equity and career considerations. A survey of comparable companies reported the average projected merit increase for 1996 to be 4.4%. The Compensation Committee approved a 2% merit increase for all employees of the Company for 1996. However, for officers in the Crown American Realty Option Plan, base salaries were held constant for 1996. For 1997 the Compensation Committee approved a merit increase for employees of the Company consisting of 3% of the aggregate base salaries of all employees and distributed on the basis of individual annual performance reviews.

KEY EXECUTIVE CAPITAL INCENTIVE PLAN

     Nineteen of the Company's executives are eligible for an annual incentive award under the Capital Incentive Plan (the "Plan") which was adopted in 1993. The Plan is self-funded through the earnings in excess of the Company's targeted Funds from Operations ("FFO"). Under the Plan, individual awards are 90% driven by participants meeting or exceeding predetermined corporate and individual performance goals.

     No bonuses were awarded under the Plan for fiscal year 1996 because actual FFO did not exceed the targeted level for 1996.

SHARE INCENTIVE PLAN

     The Company adopted a share incentive plan, the Crown American Realty Option Plan (the "Option Plan"), on August 17, 1993. The objective of the Option Plan is to provide capital accumulation opportunities to a select group of Company executives by allowing them to acquire an equity interest in the Company, thus increasing the executives' incentives to make continued major contributions to the Company. Additionally, the Company hopes to maintain continuity of the management team with the provision of stock options.

     In 1996, the Compensation Committee approved five executives for participation in the Option Plan. The selection of the new participants and the number of options awarded to each new grantee was based upon their perceived value to the Company and, if applicable, individual job performance. These executives received grant amounts equal to the grant amounts awarded to the initial Option Plan participants with similar positions and responsibilities.

     As of fiscal year end 1996, twenty-two Company executives are participating in the Option Plan.

     On January 3, 1996 the Board of Trustees canceled existing stock options for all participants who were granted options before October 31, 1995. Stock options were reissued to eighteen senior managers at the closing price on January 3, 1996. This action was taken to assure that the Option Plan remains as a viable incentive to drive performance of the management team. Vesting schedules were reset from the new grant date with no credit for the period during which the prior options had been outstanding. Options become exercisable to the extent of 20% of the units on each of the second, third, fourth, fifth and sixth anniversaries of the date of the option grant. Options granted to one employee will vest fully on the third anniversary of the date of grant. This accelerated vesting schedule is due to the employee's age and years of service. The options previously issued to such employee also had a three year vesting schedule.

     Frank J. Pasquerilla, Chairman and Chief Executive Officer, and Mark E. Pasquerilla, President, are not currently participating in the Option Plan. The table below sets forth certain information pertaining to those executive officers of the Company who are participating in such plan.

                           10-YEAR OPTION REPRICINGS

                                                                                                        LENGTH OF
                                            NUMBER OF                                                   ORIGINAL
                                           SECURITIES     MARKET PRICE      EXERCISE                   OPTION TERM
                                           UNDERLYING     OF STOCK AT       PRICE AT                  REMAINING AT
                                             OPTIONS        TIME OF         TIME OF         NEW          DATE OF
                                           REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE    REPRICING OR
             NAME                 DATE       AMENDED       AMENDMENT      AMENDMENT(1)     PRICE        AMENDMENT
------------------------------   ------    -----------    ------------    ------------    --------    -------------
JOHN M. KRIAK                    1/3/96      120,000         $ 8.00          $12.50        $ 8.00       8.3 years
  Trustee, Executive Vice
  President and Chief
  Financial Officer

NICHOLAS A. ANTONAZZO            1/3/96      120,000         $ 8.00          $16.63        $ 8.00       6.9 years
  Executive Vice President of
  Real Estate

THOMAS STEPHENSON                1/3/96      120,000         $ 8.00          $16.63        $ 8.00       7.4 years
  Executive Vice President of
  Asset Management

---------

(1) Each amount listed represents the weighted average exercise price of the options at the time of the repricing.

RETIREMENT SAVINGS PLAN

     The Company instituted a Retirement Savings Plan (the "Savings Plan") on August 17, 1993 pursuant to Section 401(k) of the Internal Revenue Code. The Savings Plan covers employees of the Company who have completed one year of service, working 1,000 hours per year, and have attained the age of twenty-one. Executives of the Company are able to participate on the same terms as non-executive employees, subject to any legal limitations on amounts which may be contributed or the benefits which may be payable under the Savings Plan.

     The Company is contributing a percentage of each eligible employee's base salary to the Savings Plan as a Supplemental Employer Contribution. Participants also may elect to contribute, within certain percentage limitations, on a pre-tax basis. Employee contributions are matched by the Company up to 50% of the first 3% of the participant's salary.

     Receipt of benefits attributable to the Company's matching contribution and the Supplemental Employer Contribution is subject to the vesting and forfeiture provisions of the Savings Plan. Other amounts are fully vested at all times.

     For 1996, the Company contributed $11,536 under the Savings Plan on behalf of Frank J. Pasquerilla. This includes both the Supplemental Employer Contribution and the Company's matching contribution.

SAVINGS RESTORATION PLAN

     The Company implemented a Savings Restoration Plan (the "Restoration Plan") in 1996. All of the Company's most highly compensated employees are eligible for participation. The Restoration Plan allows employees to defer current compensation which cannot be deferred under the Savings Plan due to limitations imposed thereon including the maximum amount of contributions which may be made. At present, nine employees are participating in the Restoration Plan.

                                          Respectfully submitted,

                                          /s/ Clifford A. Barton
                                          /s/ Margaret T. Monaco
                                          /s/ Zachary T. Solomon

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return among the Company's Common Shares, the Standard & Poor's 500 Stock Index and a peer community of real estate investment trust companies selected by the Company. The Company believes that the business and operations of the peer group members closely resemble those of the Company. The graph assumes a $100 investment as of August 17, 1993 in the Company's Common Shares, the Index and the peer group. Returns for the month of August 1993 have been prorated.

                                 CROWN
      Measurement Period       AMERICAN       PEER GROUP       S&P 500
    (Fiscal Year Covered)       REALTY          INDEX           INDEX
            8/93                100.00          100.00          100.00
            9/93                101.45           97.63          102.99
            12/93                87.90           89.27          105.39
            3/94                 82.59           94.78          101.39
            6/94                 83.38          100.36          101.82
            9/94                 84.41           97.65          106.79
            12/94                87.40           99.48          106.78
            3/95                 86.43           98.44          117.17
            6/95                 86.24          100.18          128.36
            9/95                 57.74          106.70          138.58
            12/95                56.67          107.22          146.91
            3/96                 56.26          108.48          154.79
            6/96                 58.68          118.12          161.74
            9/96                 61.05          124.11          166.74
            12/96                59.65          152.24          180.64

     The peer group includes publicly traded real estate investment trusts engaged in similar lines of business of the Company. The peer group consists of the following companies: CBL & Associates Properties Inc., Simon DeBartolo Group, General Growth Properties Inc., Macerich Company, Taubman Centers Inc. and Urban Shopping Centers Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENTS

     The Company has agreed to manage certain properties retained by Crown American Enterprises, Inc., a Pennsylvania corporation ("Crown Enterprises"), and other affiliated companies controlled by the Pasquerilla family pursuant to various management agreements (the "Management Agreements"). For its services, the Company receives a management fee, payable monthly in arrears, equal to 5% of revenues (excluding certain items) actually collected and $5.50 per square foot for new leases signed and $3.50 per square foot for renewal leases. The Company also receives 15% of temporary tenant revenues. Each Management Agreement's initial term ended January 31, 1996 and will continue on a month-to-month basis until all of the managed properties are sold. Total management and leasing fees for 1996 were approximately $0.1 million.

SUPPORT AGREEMENT

     In connection with the formation of the Company and consummation of the Public Offering, Crown Investments entered into a cash flow support agreement, which was subsequently amended (as so amended, the "Support Agreement"), with the Operating Partnership and the Financing Partnership with respect to four malls, all of which were opened in 1991 and were in various stages of initial lease-up, with mall store occupancy rates below 75%. The Support Agreement provides that Crown Investments will guarantee, on a quarterly basis, up to a maximum of $1 million per quarter, that each of these four malls will generate a stipulated aggregate amount of base rents from each such mall (the "Quarterly Guaranteed Support") for each quarter, which Quarterly Guaranteed Support will be derived on the basis of the difference between the aggregate amount of base rents earned in the quarter at each mall and the stipulated aggregate amount of base rents. The stipulated aggregate amount of base rents represents an estimate of the base rents to be earned at each mall at 75% mall store occupancy level. Crown Investments was also obligated to fund any tenant improvement and leasing costs associated with any lease of shortfall space (as defined in the Support Agreement). The obligations of Crown Investments under the Support Agreement will terminate as to a particular mall if the aggregate base rents at such mall meets the Quarterly Guaranteed Support over four consecutive quarters (as determined by the independent trustees of the Company). Total cash flow support earned by the Company for 1996 was $2.9 million.

     In addition, Crown Investments agreed to fund certain tenant improvement costs for signed leases as of June 30, 1993 scheduled to commence subsequent thereto. These costs were fully funded by Crown Investments prior to 1996. During 1995, Crown Holding advanced $6.4 million to the Company, primarily to pre-fund estimated future payments required under the Support Agreement. Additional funding is expected to begin again in late 1997.

CROWN INVESTMENTS AND CROWN HOLDING GUARANTIES

     Concurrently with the Public Offering in 1993, the Financing Partnership borrowed an aggregate amount of $300 million ($280.6 million at December 31, 1996). Crown Investments has guaranteed the payment of approximately $250 million of such indebtedness. Crown Investments and Crown Holding have also guaranteed $28.9 million of debt related to two properties owned by the Company.

CROWN ASSOCIATES LEASE AT PASQUERILLA PLAZA

     Approximately 12,200 square feet of Pasquerilla Plaza, the Company's headquarters building, is leased to Crown Associates under a lease with a term ending July 31, 2003. The rent was determined based on rental rates being paid by existing third party tenants, the fact that Crown Associates' lease includes certain furnishings and equipment and the fact that Crown Associates is permitted to use facilities in the building that are not available to other third party tenants. The lease includes a five-year renewal option at then market rents. Total base rent earned thereunder by the Company in 1996 was $204,500.

CROWN RIGHTS

     Pursuant to the Operating Partnership Agreement, Crown Investments and its affiliates received certain rights (the "Crown Rights"), which enable them to require the Operating Partnership to redeem part or all of their partnership units for a price equal to the equivalent value of the shares of the Company (on a one-for-one basis). Crown Investments currently owns 7,652,500 limited partnership units and Crown American Investment Company, an affiliate of Crown Investments, owns 1,786,459 limited partnership units. The obligation to redeem Crown Investments' partnership units may be assumed by the Company in exchange for, at the Company's election, either shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with shares to the extent that it would result in Crown Investments and its affiliates beneficially or constructively owning more than 9.8% of the outstanding shares. Crown Investments and its affiliates may require the Company to assume the obligation to pay for such redemption with shares to the extent that Crown Investments and its affiliates own less than 9.8% of the outstanding shares. Crown Investments has pledged substantially all its limited partnership units (the "Pledged Units") as collateral for a loan made by an unrelated third party. In June 1995 the Company filed a Registration Statement on Form S-3 with the SEC relating to the Pledged Units. If at the time of any such permitted exchange the Shelf Registration is not effective, the Company is obligated to purchase a specified portion of the Pledged Units. The Company also has the right to purchase the Pledged Units in lieu of effecting an exchange.

ADMINISTRATIVE SERVICES AND AMOUNTS DUE TO CROWN ASSOCIATES AND CROWN
INVESTMENTS

     The Operating Partnership allocates a portion of its construction, development, MIS, legal and risk management departments to Crown Associates and Crown Investments based on estimated usage. As a result of these allocated costs (which aggregated $0.5 million in 1996 and which are expected to be approximately the same in 1997) as well as the various agreements described above, the Operating Partnership had a net payable to Crown Associates and Crown Investments at December 31, 1996 of $1.9 million.

PAYMENTS TO DELTA DEVELOPMENT GROUP, INC.

     During 1996, the Company paid Delta Development Group, Inc. $594,097 for consulting services rendered in connection with various Company properties, of which $134,564 was paid for services rendered in 1995. Donald F. Mazziotti, a member of the Board of Trustees of the Company, is a principal and part-owner of Delta. The Company expects to utilize the services of Delta again in 1997.

                                    AUDITORS

     The Board of Trustees engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the year ended December 31, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions. The Company currently anticipates that Arthur Andersen LLP will also be engaged to audit the Company's books and records for the current year.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone or telegraph. Brokerage houses and other nominees, custodians or fiduciaries will be requested by the Company to forward proxy soliciting material and the Company's Annual Report to Shareholders to the beneficial owners of the shares of the Company's Common Shares held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                           1998 SHAREHOLDER PROPOSALS

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 1998 must be received by the Secretary, Crown American Realty Trust, Pasquerilla Plaza, Johnstown, Pennsylvania 15901 on or prior to December 2, 1997 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting.

                                        By Order of the Board of Trustees,

                                        Ronald P. Rusinak
                                        Vice President, General
                                          Counsel and Secretary

                          CROWN AMERICAN REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF TRUSTEES
            HOLIDAY INN, 250 MARKET STREET, JOHNSTOWN, PENNSYLVANIA
              WEDNESDAY, APRIL 30, 1997 - 10:00 A.M. (LOCAL TIME)

The undersigned shareholder of CROWN AMERICAN REALTY TRUST (the "Company") does hereby appoint MARK E. PASQUERILLA and DONATO B. ZUCCO, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company, to be held April 30, 1997 (the "Annual Meeting"), and at all adjournments thereof, all the Common Shares of Beneficial Interest of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned shareholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement both dated March 31, 1997, and of the Annual Report to Shareholders for 1996.

You are urged to promptly return this proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that you presence of a quorum may be assured at the Meeting.

The shares represented by this Proxy will be voted as directed by the shareholder. If this proxy is executed but no direction is given, such shares will be voted "FOR" Item 1.

        (Continued and to be signed on the reverse side)


[ X ] Please mark
      your votes
      as this


                                    FOR all                   WITHHOLD
                                    Nominees              Authority to Vote
                            (except as shown below)       for All Nominees

ITEM (1)-The election                 [   ]                     [   ]
   of the following two
   Trustees for a term
   expiring in 2000:

NOMINEES: Frank J. Pasquerilla and
          Zachary S. Solomon


A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for one or more nominees, print such nominee's or nominee's name(s) on the line below.

---------------------------------------------------------------


PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON AND RETURN IN
THE ENCLOSED ENVELOPE. IF ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN OR TRUSTEE, PLEASE SO INDICATE WITH YOUR FULL TITLE WHEN SIGNING. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------      ----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.